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                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Shareholders of


SoGen Variable Fund, Inc.:



     We consent to the use of our report dated February 12, 1999, for SoGen Variable Fund, Inc., and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


                                          KPMG LLP LOGO


New York, New York


April 21, 1999